Exhibit 10.36

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

by and among

COBALT INTERNATIONAL ENERGY, INC.

and

THE STOCKHOLDERS THAT ARE SIGNATORIES HERETO

Dated as of February 21, 2013

AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

THIS AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, this “Agreement”), dated as of February 21, 2013, is made by and among Cobalt International Energy, Inc., a Delaware corporation (the “Company”), and the stockholders that are signatories hereto (each a “Stockholder” and collectively, the “Stockholders”).

RECITALS

WHEREAS, the Company and the Stockholders (or their respective Affiliates) are parties to that certain Stockholders Agreement, dated as of December 15, 2009 (the “Original Stockholders Agreement”), entered in connection with the Company’s initial public offering;

WHEREAS, as a result of the Stockholders’ sale of certain Company Shares (as defined below) pursuant to a registered underwritten offering which closed on January 18, 2013, as of the date hereof the Stockholders beneficially own in the aggregate less than a majority of the outstanding Company Shares; and

WHEREAS, subject to the terms and conditions herein, the Stockholders and the Company desire to enter into this Agreement to amend and restate the Original Stockholders Agreement to provide for the rights and obligations of the Stockholders and the Company stated herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE I.
DEFINITIONS

Section 1.1.                                 Definitions.  As used in this Agreement, the following terms shall have the following meanings:

“Affected Stockholder” has the meaning set forth in Section 4.7.

“Affiliate” means (a) with respect to any GSCP Party, any C/R Party and any FR Party, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and includes any private equity investment fund the primary investment advisor to which is the primary investment advisor (or an Affiliate thereof) to such specified Person, (b) with respect to any of the KERN Parties, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with KERN Partners Ltd. and (c) with respect to any other Person, any Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person.  It being understood and agreed that, for purposes hereof, (i) each GSCP Party shall be deemed to be an Affiliate of every other GSCP Party, (ii) each C/R Party shall be deemed to be an Affiliate of every other C/R Party, (iii) each FR Party shall be deemed to be an Affiliate of every other FR Party, (iv)

neither the Company nor any subsidiary of the Company shall be deemed to be an Affiliate of any Stockholder, (v) except as set forth in clauses (i) through (iii) above, no Stockholder shall be deemed to be an Affiliate of any other Stockholder and (vi) neither the Board of Trustees of Leland Stanford Junior University nor Caisse de Depot et Placement du Quebec or any of their Affiliates shall be deemed to be Affiliates of KERN Cobalt Co-Invest Partners AP LP, KERN Partners Ltd. or any KERN Party.

“Agreement” has the meaning set forth in the preamble.

“Board of Directors” means the board of directors of the Company.

“Company” has the meaning set forth in the preamble.

“Company Shares” means common stock of the Company, par value $0.01 per share, and any and all securities of any kind whatsoever of the Company that may be issued by the Company after the date hereof in respect of, in exchange for, or in substitution of, Company Shares, pursuant to any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

“C/R Parties” means, collectively, C/R Cobalt Investment Partnership, L.P., C/R Energy Coinvestment II, L.P., Riverstone Energy Coinvestment III, L.P., Carlyle Energy Coinvestment III, L.P., C/R Energy III Cobalt Partnership, L.P. and Carlyle/Riverstone Global Energy and Power Fund III, L.P.

“Directed Opportunity” has the meaning set forth in Section 3.2.

“Director” means a member of the Board of Directors.

“FR Parties” means, collectively, First Reserve Fund XI, L.P. and FR XI Onshore AIV, L.P.

“Governing Documents” means the certificate of incorporation of the Company, as amended or modified from time to time, and the by-laws of the Company, as amended or modified from time to time.

“GSCP Parties” means, collectively, GSCP V Cobalt Holdings, LLC, GSCP V Offshore Cobalt Holdings, LLC, GSCP V GMBH Cobalt Holdings, LLC, GSCP VI Cobalt Holdings, LLC, GSCP VI Offshore Cobalt Holdings, LLC, GSCP VI GMBH Cobalt Holdings, LLC, GS Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P.

“independent director” means a Director who qualifies, as of the date of such Director’s election or appointment to the Board of Directors and as of any other date on which the determination is being made, as an “independent director” pursuant to SEC rules and applicable listing standards, as amended from time to time, as determined by the Board of Directors without the vote of such Director.

“Investor Director” means any Director employed by or affiliated with an Investor or any of its Affiliates.

“Investor Party” means any Investor and any of their respective officers, directors, agents, stockholders, members, partners, Affiliates and subsidiaries (other than the Company and its subsidiaries), and any Investor Director.

“Investors” means the GSCP Parties, the C/R Parties, the FR Parties and the KERN Parties.

“KERN Parties” means KERN Cobalt Co-Invest Partners AP LP.

“Management Rights Agreements” means the management rights agreements between the Company and each of First Reserve Fund XI, L.P., FR XI Onshore AIV, L.P., C/R Cobalt Investment Partnership, L.P., Carlyle/Riverstone Global Energy and Power Fund III, L.P., GS Capital Partners V Institutional, L.P. and GS Capital Partners VI Parallel, L.P. as such agreements may be amended from time to time in accordance therewith.

“Party” means the Company and the Stockholders party to this Agreement.

“Person” means an individual, partnership, limited liability company, corporation, trust, other entity, association, estate, unincorporated organization or a government or any agency or political subdivision thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of the date of the Original Stockholders Agreement, by and among the Company, the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“Reorganization Agreement” means that certain Reorganization Agreement, dated as of the date of the Original Stockholders Agreement, by and among the Company, the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the United States Securities Act of 1933, as amended, and any successor thereto, and any rules and regulations promulgated thereunder, all as the same shall be in effect from time to time.

“Stockholder” and “Stockholders” have the meaning set forth in the preamble.

“Stockholder Majority” means the consent or approval of the Stockholders (including, if applicable, the Stockholder(s) requesting a consent or approval) then owning a majority of the Company Shares then owned by all of the Stockholders.

“Tag-Along Agreement” means that certain Tag-Along Agreement, dated as of the Original Stockholders Agreement, by and among the Stockholders and the other parties that are signatories thereto, as such agreement may be amended from time to time in accordance therewith.

Section 1.2.                                 Other Interpretive Provisions.

(a)                                 The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)                                 The words “hereof,” “herein,” “hereunder” and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and any subsection and Section references are to this Agreement unless otherwise specified.

(c)                                  The term “including” is not limiting and means “including without limitation.”

(d)                                 The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e)                                  Whenever the context requires, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Each of the Parties hereby represents and warrants, solely with respect to itself, to each other Party that:

Section 2.1.                                 Existence; Authority; Enforceability.  Such Party has the power and authority to enter into this Agreement and to carry out its obligations hereunder.  Such Party is duly organized and validly existing under the laws of its jurisdiction of organization, and the execution of this Agreement, and the performance of its obligations hereunder, have been authorized by all necessary action, and no other act or proceeding on its part is necessary to authorize the execution of this Agreement or the performance of its obligations hereunder.  This Agreement has been duly executed by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as the same may be affected by bankruptcy, insolvency, moratorium or similar laws, or by legal or equitable principles relating to or limiting the rights of contracting parties generally.

Section 2.2.                                 Absence of Conflicts.  The execution and delivery by such Party of this Agreement and the performance of its obligations hereunder does not (a) conflict with, or result in the breach of any provision of the constitutive documents of such Party; (b) result in any violation, breach, conflict, default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), or give rise to any right of acceleration or termination or any additional payment obligation, under the terms of any contract, agreement or permit to which such Party is a party or by which such Party’s assets or operations are bound or affected; or (c) violate any law applicable to such Party, except, in the case of clause (b), as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

Section 2.3.                                 Consents.  Other than as has already been obtained, no consent, waiver, approval, authorization, exemption, registration, license or declaration is required to be made or obtained by such Party in connection with the execution, delivery or performance of this Agreement, except in each case, as would not have a material adverse effect on such Party’s ability to perform its obligations hereunder.

ARTICLE III.
GOVERNANCE

Section 3.1.                                 Information; Duties.

(a)                                 The Company and the Stockholders agree that any Investor Director may share confidential, non-public information about the Company with his or her respective Investor Parties, in each case only to the extent reasonably necessary in connection with their investment in the Company, provided that such Investor Parties, as the case may be, agree to keep such information confidential (except as may be required by law or applicable listing standards then in effect) and agree to comply with all applicable securities laws in connection therewith.

(b)                                 The Company and the Stockholders agree that, notwithstanding anything to the contrary in any other agreement or at law or in equity, when any of the Stockholders (in their capacity as Stockholders) takes any action under this Agreement to give or withhold its consent, such Person shall, to the fullest extent permitted by law, have no duty to consider the interests of the Company or the other Stockholders or any other stockholders of the Company and may act exclusively in its and its Affiliates own interests; provided, however, that the foregoing shall in no way affect the obligations of the Parties to comply with the provisions of this Agreement.

Section 3.2.                                 Freedom to Pursue Opportunities.  To the fullest extent permitted by applicable law, the Company hereby, on behalf of itself and its subsidiaries, renounces any interest, duty or expectancy of the Company and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any Investor Party even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so and each Investor Party shall have no duty to communicate or offer such business opportunity to the Company and to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a Director or otherwise, by reason of the fact that such Investor Party pursues or acquires such business opportunity, directs such business opportunity to another Person or fails to present such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries.  Notwithstanding the foregoing, an Investor Director who is offered a business opportunity in his or her capacity as a Director (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company, provided, however, that all of the protections of this Section 3.2 shall otherwise apply to the Investor Party with respect to such Directed Opportunity, including, without limitation, the ability of the Investor Party to pursue or acquire such Directed Opportunity or to direct such Directed Opportunity to another Person.

ARTICLE IV.
GENERAL PROVISIONS

Section 4.1.                                 Further Assurances.  The Parties shall take all necessary action in order to give full effect to this Agreement and every provision hereof.  Each Party shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement.

Section 4.2.                                 Assignment; Benefit.  The rights and obligations hereunder shall not be assigned without the prior written consent of the Company and the Stockholder Majority.  Any assignment of rights or obligations in violation of this Section 4.2 shall be null and void.  This Agreement shall be binding upon and shall inure to the benefit of the Parties, and their respective successors and permitted assigns.

Section 4.3.                                 Termination.  This Agreement shall terminate (i) with respect to each Stockholder, on the first day that such Stockholder’s respective Investor holds less than five percent of the outstanding Company Shares, and (ii) with respect to the Company, on the first date that no Investor holds five percent or more of the outstanding Company Shares; provided that termination of this Agreement shall not relieve any Party for liability for any breach of this Agreement prior to such termination.

Section 4.4.                                 Other Activities.  Notwithstanding anything in this Agreement to the contrary, none of the provisions of this Agreement shall in any way limit Goldman, Sachs & Co. or any of its Affiliates (other than any Stockholder, as expressly set forth in this Agreement) from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, principaling, merger advisory, financing, asset management, trading, market making, arbitrage, investment activity and other similar activities conducted in the ordinary course of their business.

Section 4.5.                                 Severability.  In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall be construed by limiting it so as to be valid, legal and enforceable to the maximum extent provided by law and the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

Section 4.6.                                 Entire Agreement.  This Agreement, the Registration Rights Agreement, the Reorganization Agreement, the Tag-Along Agreement, the Management Rights Agreement and the other agreements referenced herein and therein constitute the entire agreement among the Parties with respect to the subject matter hereof, and supersede any prior agreement or understanding among them with respect to the matters referred to herein.

Section 4.7.                                 Amendment.  This Agreement may not be amended, modified, supplemented, waived or terminated (other than pursuant to Section 4.3) except with the written consent of the Stockholder Majority; provided that, any amendment, modification, supplement, waiver or termination that (a) materially and adversely affects the rights of any Stockholder under this Agreement disproportionately vis-à-vis any other Stockholder (each an “Affected Stockholder”) will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of Affected Stockholders holding a majority of the then outstanding Company Shares then held by all Affected Stockholders and (b) adversely affects the rights of the Company under this Agreement, imposes additional obligations on the Company, or amends or modifies Article IV, and any corresponding definitions in Article I, will require both (i) the written consent of the Stockholder Majority and (ii) the written consent of the Company with the approval of the “independent directors” of the Company who are not Investor Directors.

Section 4.8.                                 Waiver.  Except as set forth in Section 4.7, no waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is expressly made in writing and executed and delivered by the Party against whom such waiver is claimed.  Waiver by any Party of any breach or default by any other Party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.  No waiver of any provision of this Agreement shall be implied from any course of dealing between the Parties or from any failure by any Party to assert its or his or her rights hereunder on any occasion or series of occasions.

Section 4.9.                                 Counterparts.  This Agreement may be executed in any number of separate counterparts each of which when so executed shall be deemed to be an original and all of which together shall constitute one and the same agreement.

Section 4.10.                          Notices.  Unless otherwise specified herein, all notices, consents, approvals, reports, designations, requests, waivers, elections and other communications authorized or required to be given pursuant to this Agreement shall be in writing and shall be given, made or delivered (and shall be deemed to have been duly given, made or delivered upon receipt) by personal hand-delivery, by facsimile transmission, by electronic mail, by mailing the same in a sealed envelope, registered first-class mail, postage prepaid, return receipt requested, or by air courier guaranteeing overnight delivery, addressed to the Company at the address set forth below or to the applicable Stockholder at the address indicated on Annex A hereto (or at such other address for a Stockholder as shall be specified by like notice):

(a)               if to the Company, to:

Cobalt International Energy, Inc.

Cobalt Center

920 Memorial City Way, Suite 100

Houston TX 77024
Attention: Joseph H. Bryant
Facsimile No.: (713) 579-9184
E-mail: joe.bryant@cobaltintl.com

with a copy to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:       Richard D. Truesdell, Jr.

Facsimile No.:	(212) 701-5674
E-mail:	richard.truesdell@davispolk.com

Section 4.11.                          Governing Law.  This Agreement is governed by and will be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle (whether of Delaware or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Section 4.12.                          Jurisdiction.  Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware in the event any dispute arises out of this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery of the State of Delaware.  Each Party hereby agrees that, to the fullest extent permitted by law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 4.10 shall be effective service of process for any suit or proceeding in connection with this Agreement.

Section 4.13.                          Waiver of Jury Trial.  EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE PARTIES IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.  The Company or any Stockholder may file an original counterpart or a copy of this Section 4.13 with any court as written evidence of the consent of any of the Parties to the waiver of their rights to trial by jury.

Section 4.14.                          Specific Performance.  It is hereby agreed and acknowledged that it will be impossible to measure the money damages that would be suffered if the Parties fail to comply with any of the obligations imposed on them by this Agreement and that, in the event of any such failure, an aggrieved Party will be irreparably damaged and will not have an adequate remedy at law.  Each Party shall, therefore, be entitled (in addition to any other remedy to which such Party may be entitled at law or in equity) to seek injunctive relief, including specific performance, to enforce such obligations, without the posting of any bond, and if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the Parties shall raise the defense that there is an adequate remedy at law.

Section 4.15.                          Marketing Materials.  The Company grants each of the Investors and their respective Affiliates permission to use the Company’s name and logo in marketing materials of such Investor or any of its Affiliates.  The Investors and their respective Affiliates, as applicable, shall include a trademark attribution notice giving notice of the Company’s ownership of its trademarks in the marketing materials in which the Company’s name and logo appear.

Section 4.16.                          Notice of Events.  Except as otherwise would require early disclosure under applicable law or regulation, unless the applicable Investor notifies the Company that it does not want to receive information pursuant to this Section 4.16, the Company shall notify each of the Investor on a reasonably current basis, of any events, discussions, notices or changes with respect to any criminal or regulatory investigation or action involving the Company or any of its subsidiaries, and shall reasonably cooperate with such Investor and its Affiliates in efforts to mitigate any adverse consequences to such Investor or its Affiliates which may arise (including by coordinating and providing assistance in meeting with regulators).

Section 4.17.                          Adjustments.  All references in this Agreement to Company Shares shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 4.18.                          No Third Party Beneficiaries.  Except as specifically provided in Section 4.2 and as otherwise provided herein, this Agreement is not intended to confer upon any Person, except for the Parties, any rights or remedies hereunder.

*   *   *

IN WITNESS WHEREOF, the parties set forth below have duly executed this Agreement as of the day and year first above written.

COBALT INTERNATIONAL ENERGY, INC.

By:	/s/ Joseph H. Bryant
	Name:	Joseph H. Bryant
	Title:	Chairman of the Board and Chief Executive Officer

C/R COBALT INVESTMENT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

C/R ENERGY COINVESTMENT II, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS II, L.P.,
its general partner

By:	C/R ENERGY GP II, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

RIVERSTONE ENERGY COINVESTMENT III, L.P.

By:	RIVERSTONE COINVESTMENT GP, LLC

By:	RIVERSTONE HOLDINGS, LLC

By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

CARLYLE ENERGY COINVESTMENT III, L.P.

By:	CARLYLE ENERGY COINVESTMENT III GP, L.L.C.,
its general partner

By:	TCG HOLDINGS, L.L.C.
its sole member

By:	/s/ Daniel A. D’Aniello
	Name:	Daniel A. D’Aniello
	Title:	Managing Director

C/R ENERGY III COBALT PARTNERSHIP, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

CARLYLE/RIVERSTONE GLOBAL ENERGY AND POWER FUND III, L.P.

By:	CARLYLE/RIVERSTONE ENERGY PARTNERS III, L.P.,
its general partner

By:	C/R ENERGY GP III, LLC,
its general partner

By:	/s/ Pierre F. Lapeyre, Jr.
	Name:	Pierre F. Lapeyre, Jr.
	Title:	Authorized Person

GSCP V COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS V FUND, L.P.,
its sole member

By:	GSCP V ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GSCP V OFFSHORE COBALT HOLDINGS, LLC

By:	GSCP V OFFSHORE COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS V OFFSHORE FUND, L.P.,
its general partner

By:	GSCP V OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GS CAPITAL PARTNERS V INSTITUTIONAL, L.P.

By:	GS ADVISORS V, L.L.C.,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GSCP V GMBH COBALT HOLDINGS, LLC

By:	GSCP V GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP V GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GSCP VI COBALT HOLDINGS, LLC

By:	GS CAPITAL PARTNERS VI FUND, L.P.,
its sole member

By:	GSCP VI ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GSCP VI OFFSHORE COBALT HOLDINGS, LLC

By:	GSCP VI OFFSHORE COBALT HOLDINGS, L.P.,
its sole member

By:	GS CAPITAL PARTNERS VI OFFSHORE FUND, L.P.,
its general partner

By:	GSCP VI OFFSHORE ADVISORS, L.L.C.,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GS CAPITAL PARTNERS VI PARALLEL, L.P.

By:	GS ADVISORS VI, L.L.C.,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

GSCP VI GMBH COBALT HOLDINGS, LLC

By:	GSCP VI GmbH Cobalt Holdings, L.P.,
its sole member

By:	GSCP VI GmbH Cobalt Holdings,
its general partner

By:	/s/ Kenneth A. Pontarelli
	Name:	Kenneth A. Pontarelli
	Title:	Authorized Person

KERN COBALT CO-INVEST PARTNERS AP LP

By:	KERN Cobalt Group Management Ltd.,
its general partner

By:	/s/ D. Jeff van Steenbergen
	Name:	D. Jeff van Steenbergen
	Title:	Director

FIRST RESERVE FUND XI, L.P.

By:	First Reserve GP XI, L.P.,
its general partner

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Michael France
	Name:	Michael France
	Title:	Managing Director

FR XI ONSHORE AIV, L.P.

By:	First Reserve GP XI, L.P.,
its manager

By:	First Reserve GP XI, Inc.,
its general partner

By:	/s/ Michael France
	Name:	Michael France
	Title:	Managing Director

ANNEX A

If to the GSCP Parties, to:

Goldman Sachs Capital Partners

c/o Goldman Sachs & Co.

85 Broad Street

New York, NY 10004

Attention:        Ken Pontarelli

David Thomas

Tel: 212-902-0353

Fax: 212-357-5505

Email:  Ken.Pontarelli@gs.com

David.Thomas@gs.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson

One New York Plaza

New York, NY 10004

Attention:        Robert C. Schwenkel

David L. Shaw

Tel: 212-859-8000

Fax: 212-859-4000

Email:  Robert.Schwenkel@friedfrank.com

David.Shaw@friedfrank.com

If to the C/R Parties, to:

Riverstone Holdings LLC

712 Fifth Avenue, 51st Floor

New York, NY 10019

Attn:  N. John Lancaster

Email:  john@riverstone.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson

One New York Plaza

New York, NY 10004

Attention:        Robert C. Schwenkel

David L. Shaw

Tel: 212-859-8000

Fax: 212-859-4000

Email:  Robert.Schwenkel@friedfrank.com

David.Shaw@friedfrank.com

If to the F/R Parties, to:

c/o First Reserve Corporation

One Lafayette Place

Greenwich, CT  06830

Attn:  Alan G. Schwartz

Email:  aschwartz@firstreserve.com

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, NY 10017-3954

Attention:        Barrie B. Covit

Tel: 212- 455-3141

Fax: 212- 455-2502

Email:  bcovit@stblaw.com

If to the KERN Parties, to:

c/o KERN Partners Ltd.

200 Doll Block

116-8th Avenue

Calgary, Alberta, Canada T26 0K4

Attn:  Jeff van Steenbergen

Email:  jvs@kernpartners.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson

One New York Plaza

New York, NY 10004

Attention:        Robert C. Schwenkel

David L. Shaw

Tel: 212-859-8000

Fax: 212-859-4000

Email:  Robert.Schwenkel@friedfrank.com

David.Shaw@friedfrank.com

and

Ropes & Gray LLP

One International Place

Boston, MA 02110-2624

Attention:        Richard E. Gordet

Tel: 617-951-7491

Fax: 617-235-0480

Email:  Rich.Gordet@ropesgray.com

and

Kaye Scholer LLP

425 Park Avenue

New York, NY  10022-3598

Attention:        Steven G. Canner

Tel: 212-836-8136

Fax:  212-836-8689

Email:  scanner@kayescholer.com